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                                                                    Exhibit 99.2
                                      Form of Proxy For HealthWatch Stockholders

                               HEALTHWATCH, INC.

           PROXY FOR THE HEALTHWATCH SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON APRIL  , 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF HEALTHWATCH

   The board of directors of HealthWatch recommends that you vote FOR the following proposals:

[X] Please mark votes as in this example.

1. To approve the issuance of shares of HealthWatch common stock in the merger of Halis, Inc. with and into HealthWatch Merger Sub, Inc., a wholly-owned subsidiary of HealthWatch, pursuant to the Agreement and Plan of Merger, dated as of June 29, 2000, as amended September 29, 2000, January 31, 2001 and March 28, 2001.

     FOR [_]                      AGAINST [_]                                         ABSTAIN [_]

2. To approve an amendment to Article III of HealthWatch's Articles of Incorporation to:

  A. increase the number of shares of common stock that HealthWatch is authorized to issue from 10,000,000 shares to 50,000,000.

     FOR [_]                      AGAINST [_]                                         ABSTAIN [_]

  B. increase the number of shares of preferred stock that HealthWatch is authorized to issue from 1,000,000 shares to 15,000,000.

     FOR [_]                      AGAINST [_]                                         ABSTAIN [_]

3. To ratify and approve anti-dilution provisions related to HealthWatch's outstanding preferred stock and related warrants contained in:

  A. the Certificate of Designation, Preferences and Rights of Series C 8%
     Convertible Preferred Stock.

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
     FOR [_]                      AGAINST [_]                                         ABSTAIN [_]

  B. the Certificate of Designation, Preferences and Rights of Series D 8% Convertible Preferred Stock.

     FOR [_]                      AGAINST [_]                                         ABSTAIN [_]

  C. warrants to purchase HealthWatch common stock issued to purchasers of the Series C Preferred in a bridge financing completed in February 2000.

     FOR [_]                      AGAINST [_]                                         ABSTAIN [_]

  D. warrants to purchase HealthWatch common stock issued to purchasers of the Series D Preferred in a private placement completed in May 2000.

     FOR [_]                      AGAINST [_]                                         ABSTAIN [_]

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  E. warrants to purchase HealthWatch common stock issued to an affiliate of
     Commonwealth Associates, L.P. in connection with a $2 million line of credit.

     FOR [_]                      AGAINST [_]                                         ABSTAIN [_]

4. To ratify and approve the conversion feature and issuance of shares of HealthWatch common stock upon conversion of HealthWatch's outstanding Series P Preferred Stock.

     FOR [_]                      AGAINST [_]                                         ABSTAIN [_]

   The undersigned appoints Paul W. Harrison and David M. Engert, and each of them, with full power of substitution, the proxies and attorneys of the undersigned, to vote as specified hereon at the Special Meeting of Stockholders of HealthWatch to be held on April , 2001 at 10:00 a.m. local time, and at The W at Perimeter Center Hotel, 111 Perimeter Center West NE, Atlanta, Georgia 30346, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy) that the undersigned would have if personally present at the HealthWatch Special Meeting, to act in their discretion upon any other matter or matters that may properly be brought before the HealthWatch Special Meeting and to appear and vote all the shares of HealthWatch stock that the undersigned may be entitled to vote. The undersigned hereby acknowledges receipt of the accompanying joint proxy statement/prospectus and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the HealthWatch Special Meeting.

   UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED "FOR" THE FOREGOING PROPOSALS.

                                          _________________________________
                                          Signature

                                          _________________________________
                                          Signature if jointly held

                                          Dated: __________________________

   PLEASE DATE AND SIGN AS NAME APPEARS HEREON. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR ATTORNEY, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED CORPORATE OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. JOINT OWNERS SHOULD EACH SIGN.